EXHIBIT 99.17(a)
                                                              FORM OF PROXY CARD


                             THE VICTORY PORTFOLIOS
                          VICTORY GOVERNMENT BOND FUND
                 SPECIAL MEETING OF SHAREHOLDERS -- MAY __, 1997

Please refer to the Combined Prospectus/Proxy Statement for a discussion of these matters. THE UNDERSIGNED HOLDER(S) OF SHARES OF BENEFICIAL INTEREST OF THE VICTORY GOVERNMENT BOND FUND HEREBY CONSTITUTES AND APPOINTS _______________ AND ________________, OR EITHER OF THEM, THE ATTORNEYS AND PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE THE SHARES LISTED BELOW AS DIRECTED, AND HEREBY REVOKES ANY PRIOR PROXIES. To vote, mark an X in blue or black ink on the proxy card below. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE VICTORY PORTFOLIOS.


------Detach card at perforation and mail in postage paid envelope provided-----

1. Vote on Proposal to approve a Plan of Reorganization and Liquidation with respect to the Victory Government Bond
     Fund.

     FOR             AGAINST            ABSTAIN


      [ ]                [ ]                [ ]




2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     FOR             AGAINST            ABSTAIN


      [ ]                [ ]                [ ]


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------Detach card at perforation and mail in postage paid envelope provided-----

                             THE VICTORY PORTFOLIOS
                        THE VICTORY GOVERNMENT BOND FUND
                                      PROXY

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH PROPOSAL.

                    Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized person.

                      x________________________________________________________

                      x________________________________________________________

                      Dated:______________________________________________, 1997